UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 31, 2007

General Cable Corporation

__________________________________________

(Exact name of Registrant as Specified in Charter)

Delaware	001-12983	06-1398235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (859) 572-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

Results of Operations and Financial Condition.

On October 31, 2007 the Registrant issued a press release, a copy of which is filed as Exhibit 99 hereto and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

List below the financial statements, pro forms financial information and exhibits, if any, filed as part of this report.

(c)   The Exhibit accompanying this report is listed in the Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Cable Corporation

October 31, 2007

/s/ Robert J. Siverd

Robert J. Siverd

Executive Vice President and

General Counsel

INDEX TO EXHIBITS

Exhibit Number

Description

Method of Filing

99

Press Release

Filed Herewith

GENERAL CABLE CORPORATION

EXHIBIT 99

CONTACT:

Michael P. Dickerson

FOR IMMEDIATE RELEASE

Vice President of Finance and

     October 31, 2007

Investor Relations

(859) 572-8684

GENERAL CABLE REPORTS THIRD QUARTER RESULTS; COMPLETES ACQUISITION OF PHELPS DODGE INTERNATIONAL CORPORATION

HIGHLAND HEIGHTS, KENTUCKY, October 31, 2007 – General Cable Corporation (NYSE: BGC) reported today revenues and earnings for the third quarter. Revenues were $1,135.3 million compared to $948.4 million in the prior year, an increase of 19.7%. Net income applicable to common shareholders for the third quarter of 2007 was $61.1 million compared to $37.0 million in the third quarter of 2006. Earnings per share for the third quarter of 2007 were $1.11, an increase of 56% from third quarter of 2006.

Third Quarter Highlights

•

Improved operating income by 40% from prior year

•

Increased year-over-year operating margins by 110 basis points, on a metal-adjusted basis

•

Generated approximately $106 million of cash flow from operations in the third quarter

Additional Highlights

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Completed the acquisition of Phelps Dodge International Corporation (PDIC) on October 31, 2007

•

Announced realigned global operating management structure; focusing business leaders geographically, effective November 1, 2007

•

Completed offering of $475 million of 1% senior convertible notes due 2012, on October 2, 2007

Third Quarter Results

Net sales for the third quarter of 2007 were $1,135.3 million, an increase of $194.0 million or 20.6% compared to the third quarter of 2006 on a metal-adjusted basis. Without the impact of acquisitions, revenue growth was approximately 12.1% in the third quarter of 2007 compared to 2006. This growth was principally due to the continuing strength of the Company’s global electrical infrastructure and electric utility businesses, as well as favorable foreign exchange translation, which together more than offset the impact of declining telecommunications and residential construction demand.  Revenues from acquired businesses contributed $80.3 million in the third quarter.

The average price per pound of copper in the third quarter was $3.48, an increase of $0.02 from the second quarter of 2007, and a decrease of $0.06 or 1.7% from the third quarter of 2006. The average price per pound of aluminum in the third quarter was $1.19, a decrease of $0.09, or 7% from the second quarter of 2007, and equal to the third quarter of 2006.

GENERAL CABLE REPORTS THIRD QUARTER RESULTS

Third quarter 2007 operating income was $92.3 million compared to operating income of $65.8 million in the third quarter of 2006, an increase of $26.5 million or 40.3%. Operating margin was 8.1% in the third quarter of 2007, an increase of approximately 110 basis points from the operating margin percentage of 7.0% in the third quarter of 2006 on a metal-adjusted basis. This improvement was principally due to better price realization in many of the Company’s product lines, operating improvements in acquired businesses, cost improvements from LEAN initiatives, and approximately $2.4 million in LIFO gains from the liquidation of lower cost inventory, all of which more than offset the impact of lower capacity utilization rates for certain construction and telecommunications product lines.

Included in the earnings results for the third quarter of 2007 was approximately $0.08 per share of tax benefits resulting from prior year tax provision true-ups. In addition, the 2007 estimated full year effective tax rate has been reduced to 36% as a result of the increasing relative mix of income generated in lower tax rate countries and the impact of effective tax planning strategies.

Market Update

In North America, revenues increased 9.7% in the third quarter compared to 2006 on a metal-adjusted basis. This top line improvement is net of nearly a 20% drop in metal-adjusted revenues for telecommunications products sold primarily to telephone operating companies. Without the impact of telecommunications products, North American metal-adjusted revenue grew at 16.1% in the third quarter of 2007 compared to 2006. Operating margin has increased by 190 basis points to 8.7%. With the exception of telecommunications products, all North American businesses reported increased revenues and earnings during the third quarter of 2007 compared to the prior year. The Company has continued to benefit from its exposure to a wide range of strong end markets including electric utility, electrical infrastructure, networking, and electronics that are more than offsetting continued telecommunications product declines and the impact of a weak housing market on certain utility cable product families. The Company is examining its telecommunications footprint in the context of various demand scenarios.

European electric utility and electrical infrastructure markets broadly continue to remain robust with the exception of Spanish construction. Operating earnings in the Company’s European business grew by 35% to $36.8 million in the third quarter of 2007 compared to the prior year. Operating margin was 7.5% in the third quarter, equal to the same period in 2006 on a metal adjusted basis. Revenues were up 35% in the quarter on a metal-adjusted basis. Before the impact of acquired businesses and favorable changes in exchange rates, organic growth was 7.5%, despite approximately a 20% decline in demand for cables used in Spanish residential construction since the end of 2006. The Company has initiated growth strategies in other European markets for these low voltage products including the European do-it-yourself markets. “The Company’s European operations are showing strong results, particularly from businesses recently acquired. NSW is actively developing products for submarine power and long-haul fiber optic communications markets and Silec’s high voltage solid dielectric underground cable systems continue to gain momentum globally. Both businesses are booking projects into the 2009 timeframe. At ECN, we are nearing completion of an important technology transfer which will allow ECN to manufacture the Company’s trapezoidal design hardened steel core overhead transmission cable. This cable effectively provides about 75% more capacity compared to a similar sized cable of a traditional design, perfect for the congested rights of way in Europe,” Kenny said.

GENERAL CABLE REPORTS THIRD QUARTER RESULTS

Completion of Acquisition of Phelps Dodge International Corporation

Today, the Company completed the acquisition of PDIC from Freeport-McMoRan Copper & Gold Inc. “This is a transformative transaction for General Cable and one that accelerates our globalization plans by many years. The developing economies that are served by PDIC are continuing to grow much faster than the developed world. During the planning process for the integration of this acquisition, the management teams of both General Cable and PDIC have been encouraged by the level of common business philosophies and the opportunities this transaction presents for more efficient utilization of our combined manufacturing capacity, the ability to enter new markets, and improvements in raw material and equipment costs,” Kenny said.

In connection with the acquisition of PDIC, the Company recently completed an offering of $475 million of 1% Senior Convertible Notes due 2012. Proceeds from this offering were used to partially fund the acquisition of PDIC. Additionally, as part of the funding of the acquisition of PDIC, the Company increased the borrowing capacity of its United States revolving asset backed loan (ABL) from $300 million to $400 million, effective October 31, 2007.  This increase will provide additional liquidity to fund future acquisitions and internal growth opportunities.

Management Announcements

The Company has announced several management changes effective November 1, 2007, which will align the Company’s management structure along geographic lines. The Company welcomes Mathias Sandoval to General Cable as Executive Vice President and Chief Executive Officer of our combined operations in Latin America, Sub-Saharan Africa and the Middle East/Asia Pacific. This includes the historical General Cable Asia Pacific and Central and South American businesses of the Company, as well as Mexico. Domingo Goenaga has been promoted to Executive Vice President and Chief Executive Officer of General Cable Europe and North Africa and will continue in his current capacity. Gregory Lampert has been promoted to Executive Vice President and Group President of the North American Electrical and Communications Infrastructure Group. This business includes products supporting data, telephone, industrial power, assemblies and electronic applications. J. Michael Andrews has been promoted to Executive Vice President and Group President of the North American Energy Infrastructure and Technology Group. This business includes products supporting energy exploration, production, transmission, and distribution applications. Roddy Macdonald has been promoted to Executive Vice President of Global Sales and Business Development. In addition to leading our North American Sales organization, Mr. Macdonald will work with our business and sales leaders around the globe to align our commercial strategies and ensure that we will present one face to global customers across all regions and businesses. Each of these individuals will report directly to Gregory B. Kenny.

“Over the last decade, the General Cable management team has successfully grown the Company from a U.S. centric business focused on communications and construction cables, to a truly international Company with approximately two-thirds of its projected revenues generated outside of the United States and a product range and geographic diversity second to none,” Kenny said. “I expect these leaders to be relentless in their drive for continuous improvement; have the vision to identify new markets and business opportunities before they become popular; and have the strength and wisdom to profitably navigate the Company into the future through all market conditions. I believe we have one of the most thoughtful and energetic management teams in the business that we can continue to leverage as we expand globally.”

GENERAL CABLE REPORTS THIRD QUARTER RESULTS

Preferred Stock Dividend

In accordance with the terms of the Company’s 5.75% Series A Convertible Redeemable Preferred Stock, the Board of Directors has declared a regular quarterly preferred stock dividend of approximately $0.72 per share.  The dividend is payable on November 24, 2007 to preferred stockholders of record as of the close of business on October 31, 2007. The Company expects the quarterly dividend payment to approximate $0.1 million

Fourth Quarter 2007 Outlook

The Company continues to benefit from strong global demand for many of our products. The North American Electric Reliability Corporation (NERC) recently suggested that many regions in North America will fall below their target electricity capacity margins within the next two or three years.  Additionally, NERC suggested that planned transmission projects are significantly higher than projected a year ago. The Company believes this assessment supports our view of a continuation of a long-term upgrade cycle for the aging transmission grid. However, demand for low voltage utility products in North America will likely continue to be weak as a result of continued new home construction weakness with particular impact on low voltage distribution products. As a result, we expect growth in the overall utility segment to moderate. The Company will be lowering production levels of certain utility products in North America in the fourth quarter in an effort to better align its production and inventory mix with end market demand, which will have the benefit of increasing operating cash flows. While this will result in some short-term inefficiency in certain manufacturing facilities, overall the Company is expected to grow operating earnings by 20% or more in the fourth quarter compared to the prior year before the benefit of PDIC.

Revenues for the fourth quarter without PDIC are expected to be approximately $1.05 billion, an increase of 12% from the fourth quarter of 2006 on a metal adjusted basis.  In addition, PDIC will contribute approximately $220 million of revenues for the balance of the fourth quarter. For the fourth quarter, the Company expects to report earnings per share of approximately $0.80 to $0.85, including estimated contributions from the PDIC operations, the related financing impact, and purchase accounting related expenses. “Looking forward, we are increasing our accretion guidance for 2008 related to the acquisition of PDIC from a range of $0.20 to $0.30 to a range of $0.40 to $0.50 due to the continuing strength of PDIC’s end markets,” Kenny concluded.

General Cable will discuss third quarter results on a conference call and webcast at 8:30 a.m. ET tomorrow, November 1, 2007. For more information please see our website at www.generalcable.com.

General Cable (NYSE:BGC) is a global leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the energy, industrial,  and communications markets. Visit our website at www.generalcable.com.

GENERAL CABLE REPORTS THIRD QUARTER RESULTS

Certain statements in this press release, including without limitation, statements regarding future financial results and performance, plans and objectives, capital expenditures and the Company’s or management’s beliefs, expectations or opinions, are forward-looking statements. Actual results may differ materially from those statements as a result of factors, risks and uncertainties over which the Company has no control. Such factors include the economic strength and competitive nature of the geographic markets that the Company serves; economic, political and other risks of maintaining facilities and selling products in foreign countries; changes in industry standards and regulatory requirements; advancing technologies, such as fiber optic and wireless technologies; volatility in the price of copper and other raw materials, as well as fuel and energy and the Company’s ability to reflect such volatility in its selling prices; interruption of supplies from the Company’s key suppliers; the failure to negotiate extensions of the Company’s labor agreements on acceptable terms; the Company’s ability to increase manufacturing capacity and achieve productivity improvements; the Company’s dependence upon distributors and retailers for non-exclusive sales of certain of  the Company’s products; pricing pressures in the Company’s end markets; the Company’s ability to maintain the uncommitted accounts payable or accounts receivable financing arrangements in its European operations; the impact of any additional charges in connection with plant closures and the Company’s inventory accounting practices; the impact of certain asbestos litigation, unexpected judgments or settlements and environmental liabilities; the ability to successfully identify, finance and integrate acquisitions; the impact of terrorist attacks or acts of war which may affect the markets in which the Company operates; the Company’s ability to  retain key employees; the Company’s ability to service debt requirements and maintain adequate domestic and international credit facilities and credit lines; the impact on the Company’s operating results of its  pension accounting practices; volatility in the market price of the Company’s common stock all of which are more fully discussed in the Company's Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007, as well as periodic reports filed with the Commission.

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TABLES TO FOLLOW

Release No. 0564

10/31/07